Exhibit 99.1

NATIONAL HOLDINGS CORPORATION REPORTS NET PROFIT AND POSITIVE ADJUSTED EBITDA FOR FIRST QUARTER ENDED DECEMBER 31, 2010

RECORD REVENUES ACHIEVED FOR THE QUARTER

New York, New York, February 15, 2011 -- National Holdings Corporation (OTCBB: NHLD.OB), a full service investment banking company operating through its wholly-owned subsidiaries, reported earnings for its first fiscal quarter ended December 31, 2010. The Company will hold a conference call to discuss its first quarter results on February 18, 2011 at 4:15 pm EST.  The conference call can be accessed live over the phone by dialing (866) 613 – 9208, or for international callers, (973) 935 - 2043; the conference ID is 45116681.  A replay of the call will be available through February 25, 2011 by dialing (800) 642-1687 or (706) 645-9291, the conference ID is 45116681.  The broadcast will be available through the “Parent Company/SEC Filings” link at www.nationalsecurities.com and will be archived online after the conference call until March 31, 2011.

Total revenues increased by $6,648,000, or 23%, for the first quarter ended December 31, 2010 to $34,974,000, from $28,326,000 for the same period in 2009.  The increase in revenues is due to more favorable market conditions primarily impacting the Company’s retail, investment banking, and asset management division’s performance.

“We are extremely pleased that we were able to generate a net profit of $886,000 and positive adjusted EBITDA (Please refer to the reconciliation of net income to EBITDA, as adjusted, attached to this press release) of $1,125,000 and report record revenues for the quarter,” stated Mark Goldwasser, Chief Executive Officer.  “Our objective is to continue to build out our platform and achieve encouraging results as the markets continue to stabilize and improve enabling us to add retail and institutional sales people, institutional traders, money managers, investment bankers, and new customer assets.”

“With the improving market conditions, we were able to demonstrate the operating leverage of our business model.  Our goal is to further improve that operating leverage by continuing to streamline our operations and cost structure as we grow our business, which should serve to enhance returns in favorable market conditions and prepare us for any market downturn,” said Leonard J. Sokolow, President.  “We strive everyday to improve our operations and better serve our clients, the more than 800 independent investment advisors, brokers, traders and sales associates that rely on our compliance, supervision and operating infrastructure to enable them to run their businesses.  Given the industry consolidation and the migration from wire houses to independents, we believe we are well positioned to grow organically and through strategic initiatives.”

The earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted to exclude non-cash compensation expense, write down of forgivable loans and change in fair value of derivative instruments, was approximately $1,125,000 for the first quarter ended December 31, 2010, representing a $648,000 improvement as compared to an adjusted EBITDA of approximately $477,000, adjusted to exclude non-cash compensation expense and write down of forgivable loans, for the first quarter year ended December 31, 2009.

The Company reported net profit of $886,000 in the first quarter of fiscal year 2011 compared to a net loss of $662,000 in the first quarter of fiscal year 2010, representing an improvement of $1,548,000 in the first quarter of fiscal year 2011 from the same quarter in 2010.  The net income attributable to common stockholders in the first quarter of fiscal year 2011 was $782,000, or $.04 per common share basic and $.01 per common share on a fully diluted basis, as compared to a net loss attributable to common stockholders in the first quarter of fiscal year 2010 of $759,000, or $.04 per common share on a basic and fully diluted basis.  The net profit and net loss attributable to common stockholders for the first quarter of fiscal year 2011 and 2010, respectively, reflects $104,000 and $97,000 of cumulative preferred stock dividends on the Company’s preferred stock respectively.

About National Holdings Corporation

With over $110 million in annual revenues and over 800 Independent advisors, brokers, traders and sales associates, the Company is a leading Independent Advisor and Broker services company. As the migration of financial advisors from wire houses, such as Merrill Lynch (NYSE: ML) and Morgan Stanley (NYSE:MS) to Independent Advisors and Brokers, like the Company and LPL Financial (NASDAQ:LPLA) accelerates, the Company's open architecture, high pay-out percentage, top tier compliance, supervision and operations are attractive to those advisors and brokers who want their independence but also want the support and product offerings of a larger firm.

National Holdings Corporation is a holding company for National Securities Corporation, vFinance Investments, Inc., EquityStation, Inc., National Asset Management, Inc., and National Insurance Corporation. National Securities, vFinance and EquityStation are broker-dealers registered with the SEC, and members of FINRA and SIPC. National Securities and vFinance are also members of the NFA. National Asset Management is a federally-registered investment advisor. National Insurance provides a full array of fixed insurance products to its clients. For more information, please visit our websites at www.nationalsecurities.com and www.vfinance.com.

Safe Harbor Statements
This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

CONTACTS:

Mark Goldwasser	Leonard J. Sokolow
Chief Executive Officer	Vice Chairman and President
Tel: 212-417-8210	Tel: 561-981-1005

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
FINANCIAL HIGHLIGHTS

	Three Months Ended
	Unaudited

	December 31, 2010	December 31, 2009

Revenues	$34,974,000	$28,326,000

Net income (loss)	$886,000	$(662,000)

Preferred stock dividends	(104,000)	(97,000)

Net income (loss) attributable to common stockholders	$782,000	$(759,000)

Income (loss) per share attributable to common stockholders - Basic	$0.04	$(0.04)

Income (loss) per share attributable to common stockholders - Diluted	$0.01	$(0.04)

Weighted average number of shares outstanding - Basic	17,687,682	17,151,704

Weighted average number of shares outstanding - Diluted	27,100,374	17,151,704

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
Reconciliation of Net Income (Loss) to EBITDA, as Adjusted

	Three Months Ended
	December 31,
	2010	2009

Net income (loss), as reported	$886,000	$(662,000)
Interest expense	295,000	294,000
Taxes	19,000	48,000
Depreciation	174,000	174,000
Amortization	155,000	155,000
EBITDA	1,529,000	9,000
Non-cash compensation expense	100,000	182,000
Forgivable loan write down	114,000	286,000
Change in fair value of derivative	(618,000)	-
EBITDA, as adjusted	$1,125,000	$477,000

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for non-cash compensation expense, amortization of forgivable loans and change in fair value of derivative instruments, is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC pursuant to the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted with forgivable loan amortization, an important measure of its ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

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